Exhibit 10.1

AGENCY AGREEMENT

February 22, 2006

U.S. Gold Corporation

99 George Street

3rd Floor

Toronto, Ontario M5A 2N4

Attention:                                         Robert R. McEwen, Chairman and Chief Executive Officer

Dear Sirs:

The undersigned, GMP Securities L.P. and Griffiths McBurney Corp. (collectively, the “Agent”), understands that U.S. Gold Corporation (the “Company”) proposes to issue and sell up to 11,200,000 subscription receipts (individually, a “Subscription Receipt” and, collectively, the “Subscription Receipts”) having the terms described herein, at a price of US$4.50 per Subscription Receipt (the “Issue Price”) for aggregate gross proceeds to the Company of up to US$50,400,000. Each Subscription Receipt shall be automatically converted, upon the occurrence of the Release Conditions (as defined below), subject to adjustment and dilution penalties in certain instances, and without payment of any further consideration, into one unit of the Company (a “Unit”).  Each Unit shall be comprised of one share of common stock, no par value, of the Company (a “Unit Share”) and one-half of one share purchase warrant of the Company (each whole share purchase warrant being a “Warrant”). Each Warrant will entitle the holder thereof to purchase one share (a “Warrant Share”) for a period of five years following the Closing Date (as defined below) at a price of US$10.00.

The Agent shall have an option (the “Agent’s Option”) to sell up to 5,500,000 additional Subscription Receipts at the Issue Price. The Agent’s Option shall be exercisable, in whole or in part at the sole discretion of the Agent at any time until the Closing Time (as hereinafter defined). The offering of Subscription Receipts is hereinafter referred to as the “Offering”. Unless the context otherwise requires, all references to the “Subscription Receipts” shall assume the exercise of the Agent’s Option.

Upon and subject to the terms and conditions set forth herein, the Agent hereby agrees to act, and upon acceptance hereof the Company hereby appoints the Agent, as the Company’s exclusive agent to offer for sale the Subscription Receipts on a “best efforts” agency basis, without underwriter liability, at the Issue Price, and agrees to arrange for purchasers for the Subscription Receipts resident in the Selling Jurisdictions (as hereinafter defined).

The Subscription Receipts will be issued pursuant to the provisions of a subscription receipt agreement (the “Subscription Receipt Agreement”) to be dated the date hereof among the Company, the Agent and Equity Transfer Services Inc. (the “Transfer Agent”). The specific attributes of the Subscription Receipts will be set forth in the Subscription Receipt Agreement.   The Subscription Receipt Agreement will otherwise be in such form and contain such terms as approved by the Agent, the Company and their respective counsel. The Purchasers (as hereinafter defined), Agent and other holders (including subsequent transferees) of the Subscription Receipts (and any holders of Registrable Securities (as hereinafter defined) will be entitled to the benefits of the registration rights agreement, to be dated as of the Closing Date (the “Registration Rights Agreement”), among the Company and the Agent, in the Form attached hereto as Exhibit A

In consideration of the services to be rendered by the Agent in connection with the Offering, the Company shall pay to the Agent the Commission (as hereinafter defined) and issue to the Agent the Compensation Option as set out in section 15 hereof.

DEFINITIONS

In this Agreement, in addition to the terms defined above, the following terms shall have the following meanings:

“Act” means the Securities Act (Ontario);

“Affiliates” means the affiliates of the Agent, as such term is defined in the Act;

“Agent” shall have the meaning ascribed to such term on the face page of the Agreement;

“Agent’s Option” shall have the meaning ascribed to such term on the face page of the Agreement;

“Agreement” means the agreement resulting from the acceptance by the Company of the offer made by the Agent hereby;

“Broker Shares” means the Common Shares issuable upon the due exercise of the Broker Warrants;

“Broker Unit Warrants” means the Warrants issuable upon the due exercise of the Broker Warrants;

“Broker Unit Warrant Shares” means the Common Shares issuable upon the due exercise of the Broker Unit Warrants;

“Broker Warrant” shall have the meaning ascribed to such term in section 15 hereto;

“Broker Warrant Certificate” means the certificate representing the Broker Warrants and containing the terms thereof;

“Business Day” means a day which is not a Saturday, Sunday or statutory or civic holiday in the City of Toronto, Ontario or the City of Denver, Colorado;

“Closing” means the closing on the Closing Date of the transaction of purchase and sale in respect of the Subscription Receipts as contemplated by this Agreement and the Subscription Agreements;

“Closing Date” means February 22, 2006 or such other date as the Agent and the Company may agree;

“Closing Time” means 9:00 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the Company and the Agent may agree;

“Commission” shall have the meaning ascribed to such term in section 15 hereof;

“Common Shares” means the shares of common stock in the capital of the Company;

“Company” means US Gold Corporation and includes any successor corporation to or of the Company;

“Company’s Auditors” means Stark Winter Schenkein & Co., LLP, or such other firm of chartered accountants as the Company may have appointed or may from time to time appoint as auditors of the Company;

“Compensation Option” shall have the meaning ascribed to such term in section 15 hereto;

“Compensation Option Certificate” means the certificate evidencing the Compensation Option and containing the terms thereof;

“Debt Instrument” means any loan, bond, debenture, promissory note or other instrument evidencing indebtedness (demand or otherwise) for borrowed money or other liability;

“Disclosure Documents” means collectively, the Corporation’s annual report on Form 10-KSB for the year ended December 31, 2004, and all subsequent documents filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14(a) or 15(d) of the Exchange Act prior to the Closing Date, including the quarterly reports filed on Form 10-QSB for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, the current reports filed on Form 8-K since January 1, 2005 and the proxy statement dated October 28, 2005;

“Environmental Laws” has the meaning ascribed in section 5 (a)(xxxi) hereof;

“Escrowed Funds” has the meaning attributed thereto in section 2(b) hereof;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“Financial Statements” has the meaning ascribed in section 5 (a)(vi) hereof;

“Final Prospectus” means the Canadian (final) prospectus of the Company, qualifying the distribution of the Unit Shares, the Warrants and the Broker Warrants in the Qualifying Provinces;

“Final Qualification Deadline” has the meaning attributed thereto in section 2(d) hereof;

“Final Receipt” means the receipt for the Final Prospectus issued by the securities regulatory authorities in all Qualifying Provinces;

“including” means including without limitation;

“Initial Qualification Deadline” has the meaning attributed thereto in section 2(d) hereof;

“Institutional Accredited Investor” means an institution that is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) and (7) of the U.S. Securities Act;

“Investment Company Act” means the United States Investment Company Act of 1940, as amended;

“Issue Price” shall have the meaning ascribed to such term on the face page of the Agreement;

“Leased Premises” means all premises which are material to the Company and which the Company or a Material Subsidiary occupies as tenant;

“Material Agreement” means any material note, indenture, mortgage or other form of indebtedness and any contract, commitment, agreement (written or oral), instrument, lease or other document, including licence agreements and agreements relating to intellectual property, to which the Company is a party and which is material to the Company;

“Material Subsidiaries” shall have the meaning ascribed thereto in section 5(a)(ii) hereof;

“MRRS” means the mutual reliance review system procedures provided for under National Policy 43-201 – Mutual Reliance Review System for Prospectuses and Annual Information Forms;

“misrepresentation”, “material fact”, “material change”, “subsidiary”, “affiliate”, “associate”, and “distribution” have the respective meanings ascribed thereto in the Act or the U.S. Securities Act, as applicable;

“Offering” shall have the meaning ascribed to such term on the face page of the Agreement;

“person” means any individual (whether acting as an executor, trustee, administrator, legal representative or otherwise), corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, unincorporated organization or association, and pronouns have a similar extended meaning;

“Personnel” has the meaning ascribed in section 13 hereof;

“Preliminary Prospectus” means the Canadian preliminary prospectus of the Company filed in accordance with the MRRS;

“Prospectus” shall mean, collectively, the Preliminary Prospectus and the Final Prospectus;

“Purchasers” means the persons who, as purchasers, acquire Subscription Receipts by duly completing, executing and delivering Subscription Agreements and any other required documentation and permitted assignees or transferees of such persons from time to time;

“Qualifying Provinces” means the Provinces of Ontario and Quebec;

“Registration Rights Agreement” shall have the meaning ascribed to such term on the face page of this Agreement;

“Registration Statement” means the registration statement of the Corporation to be filed with the SEC in order to register, or register the resale of, the Registrable Securities, as applicable, as such Registration Statement is amended from time to time;

“Registrable Securities” means the Unit Shares, the Warrants, the Warrant Shares, the Broker Warrants, the Broker Shares, the Broker Unit Warrants and the Broker Unit Warrant Shares;

“Regulation D” means Regulation D under the U.S. Securities Act;

“Regulation S” means Regulation S under the U.S. Securities Act;

“Release Conditions” means the conditions to be satisfied prior to automatic conversion of the Subscription Receipts, which shall be satisfied upon the latest to occur of the following: (i) the third business day after the date on which a Final Receipt has been issued; (ii) the completion and filing via SEDAR of a current technical report regarding the Tonkin Springs gold project that complies with National Instrument 43-101 – Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators; (iii) the Common Shares being listed for trading on the Toronto Stock Exchange; (iv) the declaration by the SEC of the effectiveness of the Registration Statement; and (v) the delivery of a “10b-5” opinion, in customary form, addressed to the Agent, satisfactory to the Agent, acting reasonably, provided by United States counsel to the Corporation in respect of the Registration Statement;

“Remaining Subscription Receipts” has the meaning ascribed to such term in section 2(d) hereof;

“Rule 144” means Rule 144 under the U.S. Securities Act;

“Rule 144A” means Rule 144A under the U.S. Securities Act;

“SEC” means the United States Securities and Exchange Commission;

“Securities Laws” means, as applicable, the securities laws, regulations, rules, rulings and orders in the Selling Jurisdictions, the applicable policy statements issued by the securities regulators in the Selling Jurisdictions, the securities laws of the United States, any applicable States and any jurisdictions outside of Canada and the United States, the regulations and rules thereunder and the forms prescribed thereby and the rules of any applicable stock exchange;

“Securities Regulators” means the securities commissions or other securities regulatory authorities of the Selling Jurisdictions, including the SEC, or, as the context may require, any one or more of Selling Jurisdictions;

“Selling Jurisdictions” means the Provinces of Ontario and Quebec and such other jurisdictions outside of Canada (including the United States) as may be agreed to by the Agent and the Company as evidenced by the Company’s acceptance of a Subscription Agreements with respect thereto;

“State” means any one of the 50 states of the United States of America or the District of Columbia;

“Subscription Receipt Agreement” shall have the meaning ascribed to such term on the face page of the Agreement;

“Subscription Receipt Certificates” means the certificates to be issued to Purchasers evidencing the Subscription Receipts purchased;

“Subscription Receipts” shall have the meaning ascribed to such term on the face page of the Agreement;

 “Subscription Agreements” means the subscription agreements in the form agreed upon by the Agent and the Company pursuant to which Purchasers agree to subscribe for and purchase the Subscription Receipts herein contemplated and shall include, for greater certainty, all schedules thereto;

“Supplementary Material” means, collectively, any amendment to the Preliminary Prospectus, the Final Prospectus, the Registration Statement, or any amended or supplemental prospectus or ancillary material required to be filed with any of the Securities Regulators pursuant to the Canadian Securities Laws;

“Taxes” shall have the meaning ascribed thereto in section 5 (a)(viii);

“Transaction Documents” means, collectively, this Agreement, the Subscription Agreements, the Registration Rights Agreement, Subscription Receipt Agreement, the Warrant Indenture, the Compensation Option Certificate and, if and when issued upon due exercise of the Compensation Option, the Broker Warrant Certificates;

“Transfer Agent” shall have the meaning ascribed to such term on the face page of this Agreement;

“Unit” shall have the meaning ascribed to such term on the face page of this Agreement;

“Unit Shares” shall have the meaning ascribed to such term on the face page of this Agreement;

“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“Warrant Indenture” means the warrant indenture dated as of the Closing Date between the Company and the Transfer Agent, providing for the creation and issuance of the Warrants;

“Warrant Shares” shall have the meaning ascribed to such term on the face page of the Agreement; and

“Warrants” shall have the meaning ascribed to such term on the face page of the Agreement;

“$” as used herein means dollars of the United States.

TERMS AND CONDITIONS

1.                                      (a)                                  Sale on Exempt Basis. The Agent will offer for sale and sell the Subscription Receipts in the Selling Jurisdictions on a “private placement” basis in those jurisdictions where they may lawfully be offered for sale or sold and only at the Issue Price. The Agent will offer the Subscription Receipts to persons who it reasonably believes are Institutional Accredited Investors, or “accredited investors” as defined in the Act, in transactions which comply with the exemptions from registration or do not require the filing of a prospectus or offering memorandum with respect to those Subscription Receipts under the laws of any Selling Jurisdiction.

(b)                                  Filings. The Company undertakes to file or cause to be filed all forms or undertakings required to be filed by the Company in the Selling Jurisdictions in connection with the purchase and sale of the Subscription Receipts so that the distribution of the Subscription Receipts and the issuance of the Units may lawfully occur without the necessity of filing a prospectus, a registration statement or an offering memorandum in Canada or the United States (but on terms that will permit the Subscription Receipts and the Units acquired by the Purchasers in the Selling Jurisdictions to be sold by such Purchasers at any time in the Selling Jurisdictions subject to the terms of the Subscription Receipt Agreement, this Agreement and applicable securities laws, including, but not limited to, compliance with applicable hold periods), and the Agent undertakes to cause Purchasers of Subscription Receipts to complete any forms required by the Securities Laws. All fees payable in connection with such filings shall be at the expense of the Company.

(c)                                  No Offering Memorandum. Neither the Company nor the Agent shall: (i) provide to prospective purchasers of the Subscription Receipts any document or other material that would constitute an offering memorandum or future oriented financial information within the meaning of Securities Laws in Canada or in the United States or any State or territory thereof; or (ii) engage in any form of general solicitation or general advertising in connection with the offer and sale of the

Subscription Receipts, including, but not limited to, causing the sale of the Subscription Receipts to be advertised in any newspaper, magazine, printed public media, printed media or similar medium of general and regular paid circulation, broadcast over radio, television or telecommunications, including electronic display, or conduct any seminar or meeting relating to the offer and sale of the Subscription Receipts whose attendees have been invited by general solicitation or advertising.

2.                                    Description of the Subscription Receipts.

(a)                                  The Subscription Receipts shall be created and issued pursuant to the Subscription Receipt Agreement to be entered into between the Transfer Agent, the Corporation and the Agent to be dated as of the Closing Date. The specific attributes of the Subscription Receipts, including the adjustment provisions, shall be set forth in the Subscription Receipt Agreement.

(b)                                  On Closing, 50% of the gross proceeds from the Offering will be delivered to and held by the Transfer Agent and invested in short term investment grade debt obligations as agreed to by the Corporation and the Agent. The funds held in escrow by the Transfer Agent, together with all interest and other income earned thereon, are referred to herein as the “Escrowed Funds”.

(c)                                  The Subscription Receipts will convert into Units upon satisfaction of the Release Conditions, without any action, including additional payment, required on the part of the holders thereof. Upon the satisfaction of all of the Release Conditions, the Escrowed Funds shall be released by the Transfer Agent to the Company.

(d)                                  If any of the Release Conditions have not been satisfied on or prior to 5:00 p.m. (Mountain time) on that date which is 183 days following the Closing Date, each Subscription Receipt shall thereafter be convertible into 1.1 Unit Shares (in lieu of one Unit Share) and 0.55 Warrants (in lieu of 0.5 Warrants). If any of the Release Conditions have not been satisfied prior to 5:00 p.m. (Mountain time) on that date that is twelve months following the Closing Date (the “Initial Qualification Deadline”), the Escrowed Funds shall be returned by the Transfer Agent, on behalf of the Corporation, to the holders of the Subscription Receipts in exchange for the delivery to the Corporation of 50% of the outstanding Subscription Receipts held by each holder. The remaining 50% of the Subscription Receipts not returned to the Company on the Initial Qualification Deadline (the “Remaining Subscription Receipts”) shall remain outstanding until the earlier of: (i) 18 months following the Closing Date (the “Final Qualification Deadline”); and (ii) the satisfaction by the Company, or the waiver by the Agent, of each of the Release Conditions. If any of the Release Conditions have not been satisfied prior to 5:00 p.m. (Mountain time) on the Final Qualification Deadline, the Remaining Subscription Receipts shall be deemed to be exchanged into Units in accordance with the provisions of the Subscription Receipt Agreement.

(e)                                  Upon the valid conversion of a holder’s Subscription Receipts, the Transfer Agent will mail certificates representing the Unit Shares and Warrants to the holder’s last address on record with the Transfer Agent.

3.                                      (a)                                  Covenants. The Company hereby covenants to the Agent and to the Purchasers and their permitted assigns, and acknowledges that each of them is relying on such covenants, that the Company shall:

(i)                                     promptly from time to time take such action requested by the Agents to qualify the Subscription Receipts, the Unit Shares and the Warrants for offering and sale under the securities laws of such jurisdictions, by way of exceptions or exemptions from the prospectus and registration requirements, as the Agent and the Company may agree and to comply with such laws as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Subscription Receipts, provided that in connection therewith the Company shall not be required, except as otherwise provided herein, to file a prospectus or registration statement, to qualify as a foreign corporation or to file a general consent to service in jurisdiction;

(ii)                                  allow the Agent and their representatives the opportunity to conduct all due diligence which the Agent may require to be conducted prior to (i) the Closing Time, and (ii) the date of the Prospectus and the Registration Statement in order to fulfil their obligations as Agent under Securities Laws and in order to enable the Agent to execute any certificate required to be executed by the Agent in connection with the Prospectus, and it shall be a condition precedent to the Agent’s execution of any certificate in any Prospectus that they be satisfied, acting reasonably, as to the form and content of such Prospectus;

(iii)                               duly execute and deliver the Transaction Documents at the Closing Time, and comply with and satisfy all terms, conditions and covenants therein contained to be complied with or satisfied by the Company;

(iv)                              use its best efforts to fulfil or cause to be fulfilled, at or prior to the Closing Date, each of the conditions set out in section 9 hereof;

(v)                                 ensure that the Subscription Receipts shall be duly and validly created, authorized and issued and shall have the attributes corresponding in all material respects to the description thereof set forth in this Agreement, the Subscription Receipt Agreement and the Subscription Agreements;

(vi)                              ensure that, at all times prior to the expiry of the Subscription Receipts, a sufficient number of Unit Shares and Warrants are allotted, created and reserved for issuance, as the case may be, upon the conversion of the Subscription Receipts;

(vii)                           ensure that the Unit Shares, upon exercise or deemed exercise of the Subscription Receipts, shall be duly issued as fully paid and non-assessable securities in the capital of the Company, free of pre-emptive rights;

(viii)                        ensure that the Warrants shall be duly and validly created, authorized and issued upon the exercise or deemed exercise of the Subscription Receipts and shall have the attributes corresponding in all material respects to the description thereof in this Agreement and the Warrant Indenture;

(ix)                                ensure that, at all times prior to the expiry of the Warrants, a sufficient number of Warrant Shares, are allotted and reserved for issuance, and, upon exercise of the Warrants, shall be duly issued as fully paid and non-assessable securities in the capital of the Company;

(x)                                   ensure that the Compensation Option shall be duly and validly created, authorized and issued;

(xi)                                ensure that the Broker Warrants shall be duly and validly created, authorized and issued upon the exercise or deemed exercise of the Compensation Option and shall have the attributes corresponding in all material respects to the description thereof in this Agreement and the Compensation Option Certificate;

(xii)                             ensure that, at all times prior to the expiry of the Broker Warrants, a sufficient number of Broker Shares and Broker Unit Warrants are allotted, created and reserved for issuance upon the due exercise of the Broker Warrants, as the case may be and upon such due exercise, such Broker Shares and Broker Unit Warrants shall be duly issued as fully paid and non-assessable securities in the capital of the Company;

(xiii)                          ensure that, at all times prior to the expiry of the Broker Unit Warrants, a sufficient number of Broker Unit Warrant Shares are allotted and reserved for issuance, and, upon exercise of the Broker Unit Warrants, shall be duly issued as fully paid and non-assessable securities in the capital of the Company;

(xiv)                         use its commercially reasonable efforts to satisfy the Release Conditions promptly following Closing;

(xv)                            not to issue, offer, sell, contract to sell or otherwise dispose of any additional securities until the earlier to occur of: (I) the Final Qualification Deadline; and (II) satisfaction of the Release Conditions, without the prior written consent of the Agent, such consent not to be unreasonably withheld, except in conjunction with: (A) the Offering and the conversion of the Subscription Receipts or Broker Warrants for Unit Shares and Warrants, and the exercise of the Warrants or Broker Unit Warrants; (B) the grant or exercise of stock options and other similar issuances pursuant to the existing share incentive plan of the Company and other existing share compensation arrangements; (C) outstanding convertible securities as set forth in Schedule “B” hereto; (D) the acquisition by the Company of any mineral properties, royalty interests or other assets; (E) a business combination by the Company with another company or entity; and (F) any obligations to issue securities existing at the date of this Agreement;

(xvi)                         execute and file with the Securities Regulators all forms, notices and certificates required to be filed pursuant to the Securities Laws in the time required by the applicable Securities Laws, including, not later than 15 days after the Closing Date, file five copies of a notice on Form D under the U.S. Securities Act (one of which will be manually signed by a person duly authorized by the Company); to otherwise comply with the requirements of Rule 503 under the U.S. Securities Act; and to furnish promptly to the Agent evidence of each such required timely filing (including a copy thereof);

(xvii)                      not to be or become, at any time prior to the expiration of five years after the Closing Time, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(xviii)                   the Company will comply with the U.S. Securities Act so as to permit the completion of the distribution of the Subscription Receipts and the Unit Shares and Warrants contemplated hereby and in the Transaction Documents. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Unit Shares, Warrants and Warrant Shares, to furnish at its expense, upon request, to holders of such securities and prospective purchasers of any such securities information satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the U.S. Securities Act;

(xix)                           to furnish to the holders of the Subscription Receipts, Unit Shares and Warrants, as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants), which requirement will be satisfied by the furnishing of the Company’s Annual Report on Form 10-KSB (or any applicable successor thereto under the Exchange Act), and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending March 31, 2006), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail, which requirement will be satisfied by the furnishing of the Company’s Quarterly Report on Form 10-QSB (or any applicable successor thereto under the Exchange Act);

(xx)                              the Registration Statement and the Prospectus and any amendments or supplements thereto, and the Disclosure Documents did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agent;

(xxi)                           the Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the Agent the benefits contemplated by, the last paragraph of Section 11(a) of the U.S. Securities Act; and

(xxii)                        the Company will use its commercially reasonable efforts to effect the listing of the Common Shares on the Toronto Stock Exchange, promptly after Closing.

(b)                                  The Agent hereby covenants and agrees to conduct their activities in connection with the sale of the Subscription Receipts in compliance with all applicable laws and to obtain from each Purchaser a completed and executed Subscription Agreement (including all certifications, forms and other documentation contemplated thereby or as may be required by applicable Securities Regulators) in a form acceptable to the Company and the Agent relating to the Offering.

4.                                  Material Changes During Offering. The Company will promptly notify the Agent in writing until the earlier of (i) the Final Qualification Deadline; and (ii) satisfaction of the Release Conditions:

(a)                                  if the Company becomes aware of any material fact not previously disclosed, any material change or change in a material fact (in either case, whether actual, anticipated, contemplated or threatened and other than a change of fact relating solely to the Agent) or any event or development involving a prospective material change or change in a material fact in any or all of the business of the Company and its subsidiaries, taken as a whole, or any other change which is of such a nature as to result in, or could result in, the Disclosure Documents, Preliminary Prospectus, the Final Prospectus, any Supplementary Material or the Registration Statement (and any amendment or supplement thereto) containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or which could render any of the foregoing not in compliance with any Securities Laws;

(b)                                with full particulars of any such actual, anticipated, contemplated, threatened or prospective change of which it becomes aware referred to in the first preceding paragraph and the Company will, to the reasonable satisfaction of the Agent, issue or file, as applicable, promptly and, in any event, within all applicable time limitation periods with the Securities Regulators, in the case of a material adverse change, a new or amended Preliminary Prospectus, and, in the case of a material change, a new or amended Final Prospectus or Supplementary Material or Registration Statement, as the case may be, or press release, material change report or Current Report on Form 8-K as may be required under Securities Laws and shall comply with all other applicable filing and other requirements under the Securities Laws including, without limitation, any requirements necessary to register with the SEC or qualify the issuance and distribution of the Unit Shares and Warrants comprising the Units, as the case may be. The Company shall not file any such new or amended disclosure documentation without first notifying the Agent, and shall not issue or file, as applicable any press release, material change report or Current Report on Form 8-K without giving the Agent and its counsel an opportunity for review of the proposed forms;

(c)                                will in good faith discuss with the Agent as promptly as possible any circumstance or event which is of such a nature that there is or ought to be consideration given as to whether there may be a material change or change in a material fact described in paragraphs (a) and (b) above;

(d)                                  subject to applicable law, the Company shall consult with the Agent as to the content and form of any press release.

(e)                                  Change in Securities Laws. If during the period of distribution of the Unit Shares and Warrants comprising the Units or during the time that the Registration Statement is outstanding, there shall be any change in Securities Laws or other applicable securities laws which in the opinion of counsel to the Company or counsel to the Agent requires the filing of Supplementary Material, the Company shall, to the satisfaction of its counsel and the Agent’s counsel, promptly prepare and file such Supplementary Material with the appropriate securities regulatory authority in each of the Qualifying Provinces where such filing is required, or file an amendment to the Registration Statement, as the case may be

5.                                  (a)                            Representations and Warranties of the Company. The Company represents and warrants to the Agent and to the Purchasers, and acknowledges that each of them is relying upon such representations and warranties, that, subject to the exceptions noted in Schedule “B”:

(i)                                                             the Company and the Material Subsidiaries (as hereinafter defined) have been duly incorporated and are in good standing under the laws of their respective jurisdictions, and are current and up-to-date with all filings required to be made by them in such jurisdiction, have all requisite corporate power and authority and are duly qualified and possess all certificates, authorizations, permits and licences issued by the appropriate provincial, municipal, federal regulatory agencies or bodies necessary (and has not received or is aware of any modification or revocation to such licences, authorizations, certificates or permits) to carry on its business as now conducted and to own its properties and assets and the Company and the Material Subsidiaries have all requisite corporate power and authority to carry out their obligations under the Transaction Documents;

(ii)                                                          the Company has no material subsidiaries other than as listed below (the “Material Subsidiaries”) and the Company beneficially owns, directly or indirectly, the percentage indicated below of the issued and outstanding shares in the capital of the Material Subsidiaries free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands of any kind whatsoever, all of such shares have been duly authorized and validly issued and are outstanding as fully paid and non-assessable shares and no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the purchase from the Company of any interest in any of such shares or for the issue or allotment of any unissued shares in the capital of the Material Subsidiaries or any other security convertible into or exchangeable for any such shares:

Name	Jurisdiction of Incorporation or Continuance	Beneficial Equity/Voting Ownership
U.S. Environmental Corporation	Colorado	100%
Tonkin Springs Gold Mining Corporation	Colorado	100%

(iii)                                                       all consents, approvals, permits, authorizations or filings as may be required for the execution and delivery of the Transaction Documents, the issuance and sale of the Subscription Receipts, the issuance of the Unit Shares and Warrants upon the conversion of the Subscription Receipts, the issue and sale of the Warrant Shares upon the exercise of the Warrants, the issuance of the Compensation Option, the issuance of the Broker Warrants upon exercise or deemed exercise of the Compensation Option, the issue and sale of the Broker Shares and Broker Unit Warrants upon the exercise of the Broker Unit Warrants, the issue and sale of the Broker Unit Warrant Shares upon the exercise of the Broker Warrants, all in conformance with this Agreement, and the consummation of the transactions contemplated in this Agreement, have been made or obtained, as applicable, except for the filing of the notification on Form D with the SEC required to be made within 15 days of closing;

(iv)                                                      each of the execution and delivery of the Transaction Documents, the performance by the Company of its obligations hereunder or thereunder, the issuance and sale of the Subscription Receipts, the issuance of the Unit Shares and Warrants upon exercise or deemed exercise of the Subscription Receipts, the issue and sale of the Warrant Shares upon the exercise of the Warrants, the issuance of the Compensation Option, the issuance of the Broker Warrants upon exercise or deemed exercise of the Compensation Option, the issue and sale of the Broker Shares and Broker Unit Warrants upon the exercise of the Broker Warrants, the issue and sale of the Broker Unit Warrant Shares upon the exercise of the Broker Unit Warrants, and the consummation of the transactions contemplated in this Agreement, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (whether after notice or lapse of time or both), (A) any statute, rule or regulation applicable to the Company including, without limitation, Securities Laws or other applicable securities laws; (B) the constating documents, articles or resolutions of the Company which are in effect at the date hereof; (C) any Debt Instruments, Material Agreement, mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Company is a party or by which it is bound; or (D) any judgment, decree order, statute, rule, law or regulation binding the Company or the property or assets of the Company;

(v)                                                         The Disclosure Documents, when they were or are filed with the SEC, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder and when read together did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(vi)                                                      the audited financial statements of the Company as at and for the year ended December 31, 2004 and unaudited interim financial statements as at and for the nine month period ended September 30, 2005 (collectively, the “Financial Statements”) have been prepared in accordance with generally accepted accounting principles in the United States, as applicable, consistently applied with prior periods, except as otherwise noted therein and present fairly, in all material respects, the financial position (including the assets and liabilities, whether absolute, contingent or otherwise) of the Company as at such dates and results of operations of the Company for the periods then ended and there has been no material change in accounting policies or practices of the Company or the Material Subsidiaries since December 31, 2004. All disclosures in the Disclosure Documents regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply with Regulation G, to the extent applicable;

(vii)                                                   there has been no adverse material change to the Company or the Material Subsidiaries (actual, proposed or prospective, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or shareholders’ equity of the Company or the Material Subsidiaries since December 31, 2004, which has not been generally disclosed to the public and, in all material respects, the business of the Company and the Material Subsidiaries have been carried on in the usual and ordinary course consistent with past practice since December 31, 2004 to the extent that such past practice is consistent with the current business direction of the Company and the Material Subsidiaries;

(viii)                                                all taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, “Taxes”) due and payable or required to be collected or withheld and remitted, by the Company and the Material Subsidiaries have been paid, collected or withheld and remitted, as applicable. All tax returns, declarations, remittances and filings required to be filed by the Company and the Material Subsidiaries have been filed with all appropriate governmental authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading. No examination of any tax return of the Company or the Material Subsidiaries is currently in progress and there are no issues or disputes outstanding with any governmental authority respecting any taxes that have been paid, or may be payable, by the Company and the Material Subsidiaries. There are no agreements, waivers or other arrangements with any taxation authority providing for an extension of time for any assessment or reassessment of taxes with respect to the Company and the Material Subsidiaries;

(ix)                                                        the auditors who audited the Financial Statements of the Company and the Material Subsidiaries for the year ended December 31, 2004 and the year ended December 31, 2003 and who provided their audit report thereon are independent public accountants as required under the U.S. Securities Act and the Exchange Act;

(x)                                                           the Company’s auditors have not provided any material comments or recommendations to the Company regarding its accounting policies, internal control systems or other accounting or financial practices;

(xi)                                                        there has never been a “reportable event” (within the meaning of National Instrument 51-102) with the present or former auditors of the Company;

(xii)                                                     except as set forth in Schedule “A” to this Agreement, no holder of outstanding securities of the Company will be entitled to any pre-emptive or any similar rights to subscribe for any of the Common Shares or other securities of the Company and no rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares in the capital of the Company are outstanding. Other than the holders of the Subscription Receipts there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the U.S. Securities Act;

(xiii)                                                  there is not, in its articles or incorporation, by-laws or in any Debt Instrument, Material Agreement, agreement, mortgage, note, debenture, indenture or other instrument or document to which the Company or the Material Subsidiaries is a party, any restriction upon or impediment to, the declaration or payment of dividends by the directors of the Company or the payment of dividends by the Company to the holders of its Common Shares;

(xiv)                                                 neither the Company nor any of its subsidiaries are a party to or bound or affected by any commitment, agreement or document containing any covenant which expressly limits the freedom of the Company or the Company’s subsidiaries to compete in any line of business, transfer or move any of its assets or operations or which materially or adversely affects the business practices, operations or condition of the Company and the Company’s subsidiaries taken as a whole;

(xv)                                                    the Company and the Material Subsidiaries have conducted and are conducting their business in compliance in all material respects with all applicable laws and regulations of each jurisdiction in which it holds assets or carries on business

(including, without limitation, all applicable federal, provincial, municipal, local environmental anti-pollution and licensing laws, regulations and other lawful requirements of any Canadian, United States or foreign governmental or regulatory body including exploration and exploitation permits and concessions) and has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws, regulations or permits;

(xvi)                                                 the Company and the Material Subsidiaries are not aware of any pending change or contemplated change to any applicable law or regulation or governmental position that would materially effect the business of the Company or the Material Subsidiaries or the business or legal environment under which the Company or the Material Subsidiaries operate;

(xvii)                                              this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms;

(xviii)                                           upon the execution and delivery thereof, each of the Transaction Documents shall constitute a valid and binding obligation of the Company and each shall be enforceable against the Company in accordance with its terms;

(xix)                                                   at the Closing Time, all necessary corporate action will have been taken by the Company to: (a) validly create, authorize and issue the Subscription Receipts; (b) allot, reserve and authorize the issuance of the Unit Shares as fully paid and non-assessable securities in the capital of the Company upon the exercise or deemed exercise of the Subscription Receipts; (c) validly create, allot and authorize the issuance of the Warrants upon the exercise or deemed exercise of the Subscription Receipts; (d) validly allot, reserve and authorize the issuance of the Warrant Shares upon the payment therefor as fully paid non-assessable securities in the capital of the Company upon the exercise of the Warrants; (e) validly create, allot and authorize the issuance of the Compensation Option; (f) validly create, allot and authorize the issuance of the Broker Warrants upon the exercise or deemed exercise of the Compensation Option; (g) validly allot, reserve and authorize the issuance of the Broker Shares upon the payment therefor as fully paid non-assessable securities in the capital of the Company upon the exercise of the Broker Warrants; (h) validly create, allot and authorize the issuance of the Broker Unit Warrants upon the exercise of the Broker Warrants; and (i) validly allot, reserve and authorize the issuance of the Broker Unit Warrant Shares upon the payment therefor as fully paid non-assessable securities in the capital of the Company upon the exercise of the Broker Unit Warrants;

(xx)                                                      as of the close of business on February 21, 2006, the authorized capital of the Company consists of 250,000,000 Common Shares of which 33,296,755 Common Shares are issued and outstanding as fully paid and non-assessable;

(xxi)                                                   the currently issued and outstanding Common Shares currently trade on the Over-the-Counter market and are quoted in the Bulletin Board system maintained by the National Association of Securities Dealers, Inc. and no order ceasing or suspending trading in any securities of the Company or the trading of any of the Company’s issued securities is currently outstanding and no proceedings for such purpose are, to the knowledge of the Company, pending or threatened;

(xxii)                                                other than in connection with transferring the listing of the Common Shares to the American Stock Exchange or the NASDAQ Market, Inc. the Company shall not take any action which would be reasonably expected to result in the delisting or suspension of its Common Shares on the Over-the-Counter Bulletin Board system or from any other securities exchange, market or trading or quotation facility on which its Common Shares become listed or quoted (including the Toronto Stock Exchange) and the Company shall comply, in all material respects, with the rules and regulations thereof;

(xxiii)                                             all information which has been prepared by the Company relating to the Company and the Material Subsidiaries and their respective business, property and liabilities and either publicly disclosed or provided to the Agent, including all financial, marketing, sales and operational information provided to the Agent and all Disclosure Documents did not and will not contain a misrepresentation or an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(xxiv)                                            the Company and the Material Subsidiaries are not party to any agreement, nor is the Company or the Material Subsidiaries aware of any agreement, which in any manner affects the voting control of any of the securities of the Company or the Material Subsidiaries;

(xxv)                                               other than the notification filing on Form D required to be filed with the SEC 15 days after the Closing Date, all filings required to be made by the Company and the Material Subsidiaries pursuant to the Securities Laws and general corporate law applicable to them have been made and such filings were true and accurate as at the respective dates thereof and the Company has not filed any confidential material change reports;

(xxvi)                                            the Company and the Material Subsidiaries are in compliance with all laws respecting employment and employment practices, terms and conditions of employment, occupational health and safety, pay equity and wages; and there is not currently any labour disruption or conflict involving the Company or the Material Subsidiaries;

(xxvii)                                         the Company and the Material Subsidiaries do not have any loans or other indebtedness outstanding which has been made to any of its shareholders, officers, directors or employees, past or present, or any person not dealing at “arm’s length” (as such term is defined in the Income Tax Act (Canada)) with it;

(xxviii)                                      the assets of the Company and the Material Subsidiaries and their respective business and operations are insured against loss or damage with responsible insurers on a basis consistent with insurance obtained by reasonably prudent participants in comparable businesses, and such coverage is in full force and effect, and the Company and the Material Subsidiaries have not breached the terms of any policies in respect thereof or failed to promptly give any notice or present any material claim thereunder;

(xxix)                                              other than the Agent and its representatives, there are no persons acting or purporting to act at the request or on behalf of the Company, that are entitled to any brokerage or finder’s fee in connection with the transactions contemplated by this Agreement;

(xxx)                                                 the Company and the Material Subsidiaries are in compliance in all respects with each license and permit held by it and is not in violation of, or in default under, the applicable statutes, ordinances, rules, regulations, orders or decrees (including, without limitation, “Environmental Laws” as defined below) of any Canadian governmental entities, regulatory agencies or bodies having asserting or claiming jurisdiction over it or over any part of its operations or assets;

(xxxi)                                              the Company and the Material Subsidiaries (i) are in compliance with any and all applicable federal, provincial, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in each jurisdiction in which they hold assets or conduct business; (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business; and (iii) are in compliance with all terms and conditions of any such permit, license or approval;

(xxxii)                                           there are no known environmental audits, evaluations, assessments, studies or tests relating to the Company or any of the Material Subsidiaries except for ongoing assessments conducted by or on behalf of the Company in the ordinary course;

(xxxiii)                                        there have been no past unresolved, and there are no pending or threatened claims, complaints, notices or requests for information received by the Company or the Material Subsidiaries with respect to any alleged violation of any Environmental Law; and no conditions exist at, on or under any property now or previously owned, operated or leased by the Company or the Material Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law that, individually or in the aggregate, has or may reasonably be expected to have, an adverse effect with respect to the Company or the Material Subsidiaries;

(xxxiv)                                       the Company and/or the Material Subsidiaries are not party to any Debt Instrument or any agreement, contract or commitment to create, assume or issue any Debt Instrument or other indebtedness;

(xxxv)                                          other than the Company, there is no person that is or will be entitled to demand the proceeds of this Offering under the terms of any Debt Instrument, Material Agreement, mortgage, note, indenture, contract, instrument, lease agreement (written or unwritten) or otherwise;

(xxxvi)                                       the Company and the Material Subsidiaries are not, nor to the knowledge of the Company, any other person is not in default in the observance or performance of any term, covenant or obligation to be performed by it under any Debt Instrument, Material Agreement, contract, agreement or arrangement to which the Company is a party and no event has occurred which with notice or lapse of time or both would constitute such a default and all such contracts, agreements and arrangements are in good standing;

(xxxvii)                                    the minute books and records of the Company and the Material Subsidiaries which have made available to the Agent and its counsel in connection with its due diligence investigation of the Company and the Material Subsidiaries for the periods from its inception date to the date of examination thereof, are all of the minute books and material records of the Company and the Material Subsidiaries and contain copies of all material proceedings (or certified copies thereof) of the shareholders, the boards of directors and all committees of the boards of directors of the Company and the Material Subsidiaries to the date of review of such corporate records and minute books. There have been no other material meetings, resolutions or proceedings of the shareholders, boards of directors or any committees of the boards of directors of the Company and the Material Subsidiaries to the date of review of such corporate records and minute books not reflected in such minute books and other records or provided to the Agent and its counsel;

(xxxviii)                                 with respect to each of the Leased Premises, the Company and/or the Material Subsidiaries occupy the Leased Premises, have the exclusive right to occupy and use the Leased Premises and each of the leases pursuant to which the Company and the Material Subsidiaries occupy the Leased Premises is in good standing and in full force and effect. The performance of obligations pursuant to and in compliance with the terms of this Agreement and the completion of the transactions described herein by the Company and the Material Subsidiaries, will not afford any of the parties to such leases or any other person the right to terminate such lease or the Company’s or the Material Subsidiary’s right to occupy and use the Leased Premises or, result in any additional or more onerous obligations under such leases;

(xxxix)                                         the Company or the Material Subsidiaries are the absolute legal and beneficial owner of, and have good and marketable title to, all of the material property or assets thereof to the extent described in the Disclosure Documents, free of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever, other than those described in the Disclosure Documents, and no other property rights are necessary for the conduct of the business of the Company or the Material Subsidiaries as currently conducted or contemplated to be conducted, the Company and the Material Subsidiaries know of no claim or basis for any claim that might or could adversely affect the right thereof to use, transfer or otherwise exploit such property rights and except as disclosed in the Disclosure Documents, the Company and the Material Subsidiaries have no responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any person with respect to the property rights thereof;

(xl)                                                        the Company and the Material Subsidiaries hold either freehold title, mining leases, mining claims or other conventional property, proprietary or contractual interests or rights, recognized in the jurisdiction in which a particular property is located in respect of the ore bodies and minerals located in properties in which the Company and the Material Subsidiaries have an interest as described in the Disclosure Documents under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, which are currently sufficient to permit the Company and the Material Subsidiaries to explore the minerals relating thereto, all such property, leases or claims and all property, leases or claims in which the Company or the Material Subsidiaries have any interest or right have been validly located and recorded in accordance with all applicable laws and are valid and subsisting, the Company or the Material Subsidiaries currently have all necessary surface rights, access rights and other necessary rights and interest relating to the properties in which the Company or the Material Subsidiaries have an interest as described in the Disclosure Documents granting the Company or the Material Subsidiaries the right and ability to explore for minerals, ore and metals for development purposes as are appropriate in view of the rights and interests therein of the Company or the Material Subsidiaries, with only such exceptions as do not materially interfere with the use made by the Company or the Material Subsidiaries of the rights or interests so held and each of the proprietary interests or rights and each of the documents, agreements and instruments and obligations relating thereto referred to above are currently in good standing in the name of the Company or the Material Subsidiaries;

(xli)                                                     any and all of the agreements and other documents and instruments pursuant to which the Company and the Material Subsidiaries hold their property and assets (including any interest in, or right to earn an interest in, any property) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof, the Company and the Material Subsidiaries are not in default of any of the material provisions of any such agreements, documents or instruments nor has any such default been alleged, and such properties and assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated, and there has been no default under any lease, licence or claim pursuant to which the Company or the Material Subsidiaries derives an interest in such property or assets and all taxes required to be paid with respect to such properties and assets to the date hereof have been paid. The interests of the Company or the Material Subsidiaries in, or rights of the Company or the Material Subsidiaries to earn an interest in, any property of the Company or the Material Subsidiaries are not subject to any right of first refusal or purchase or acquisition rights other than as described in the Disclosure Documents;

(xlii)

the Company has disclosed all material information relating to the Tonkin Springs gold project in the Disclosure Documents in compliance with Securities Laws and such disclosure is true and complete and accurate in all material respects;

(xliii)	the Company’s only material mineral property are the mining claims comprising the Tonkin Springs gold project as set forth in the title opinion dated the date hereof of Erwin & Thompson LLP;

(xliv)

all mineral exploration activities conducted by the Company and the Material Subsidiaries since the acquisition of their mineral properties has been conducted in accordance with good mining and engineering practices and all applicable workers’ compensation, health and safety and workplace laws, regulations and policies have been complied with in all material respects;

(xlv)

other than as described in the Disclosure Documents, there are no actions, suits, proceedings or inquiries pending or, to the knowledge of the Company or the Material Subsidiaries, threatened against or affecting the Company or the Material Subsidiaries or their property or assets at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality;

(xlvi)

there are no judgments against the Company or the Material Subsidiaries which are unsatisfied, nor are there any consent decrees or injunctions to which the Company or the Material Subsidiaries are subject;

(xlvii)

the Transfer Agent, at its principal offices in the City of Toronto, Ontario has been duly appointed as transfer agent and registrar in respect of the Common Shares and as agent and escrow agent in respect of the Subscription Receipts;

(xlviii)	no proceedings have been taken, instituted or, to the knowledge of the Company, are pending for the dissolution or liquidation of the Company or the Material Subsidiaries;

(xlix)

None of the transactions contemplated by this Agreement including, without limitation, the use of the proceeds from the sale of the Securities will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System;

(l)

There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(li)

Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Subscription Receipts;

(lii)	The Company is subject to Section 13 or 15(d) of the Exchange Act;

(liii)

The Company is not, and after giving effect to the offering and sale of the Subscription Receipts, will not be an “investment company”, or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act;

(liv)

Assuming compliance with the terms of the Subscription Agreement, and this Agreement, neither the Company nor any person acting on its behalf has offered or sold the Subscription Receipts (or any securities issuable on conversion thereof) by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the U.S. Securities Act or, with respect to Subscription Receipts (or any such securities) sold outside the United States to non-U.S. persons (as defined in Rule 902 under the U.S. Securities Act), by means of any directed selling efforts within the meaning of Rule 902 under the U.S. Securities Act and the Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the offering restriction requirements of Rule 902 under the U.S. Securities Act;

(lv)

The Company and each of the Material Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since December 31, 2004, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal controls over financial reporting.

(b)                                  Representations, Warranties and Covenants of the Agent. The Agent hereby represents, warrants and covenants to the Company, and acknowledge that the Company is relying upon such representations and warranties, that:

(i)                                     in respect of the offer and sale of the Subscription Receipts, the Agent will comply with all Securities Laws of the jurisdictions in which it offers Subscription Receipts;

(ii)                                  the Agent and its representatives have not engaged in or authorized, and will not engage in or authorize, any form of general solicitation or general advertising in connection with or in respect of the Subscription Receipts in any newspaper, magazine, printed media of general and regular paid circulation or any similar medium, or broadcast over radio or television or otherwise or conducted any seminar or meeting concerning the offer or sale of the Subscription Receipts whose attendees have been invited by any general solicitation or general advertising;

(iii)                               the Agent is an “accredited investor” as such term is defined in National Instrument 45-106 -  Prospectus and Registration Exemptions.

6.                                    Prospectus and Registration Statement Matters

(a)

The Company will use its commercially reasonable efforts to cause the Preliminary Prospectus and any other related documents required to be filed in connection with the Preliminary Prospectus to be prepared and filed in accordance with the Securities Laws of the Qualifying Provinces, as soon as practicable after the Closing Date, in each case in form and substance satisfactory to the Agent acting reasonably. The Company will use its commercially reasonable efforts to satisfy as expeditiously as possible any comments made by any of the Securities Regulators in respect of the Preliminary Prospectus;

(b)

The Company will use its commercially reasonable efforts to obtain, as soon as possible, a Final Receipt from each of the Securities Regulators in the Qualifying Provinces for the Final Prospectus and will take all other steps and proceedings that may be necessary in order to qualify the Unit Shares, Warrants and Broker Warrants for distribution in each of the Qualifying Provinces as practicable and, in any event, no later than 5:00 p.m. (Toronto time) on the Final Qualification Deadline;

(c)

The Company will use its commercially reasonable efforts, promptly following the Closing but no later than March 31, 2006, to prepare and file with the SEC the Registration Statement on Form S-1 or SB-2 (or, if Form S-1 or SB-2 is not then available to the Company, on such form of registration statement as is then available) to effect a registration covering the resale of the Registrable Securities in an amount at least equal to the aggregate of the Registrable Securities. The Registration Statement also shall cover, to the extent allowable under the U.S. Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of common stock of the Company resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable and, in any event, no later than 5:00 p.m. (Toronto time) on the Final Qualification Deadline

(d)

Prior to the filing of the Preliminary Prospectus, the Final Prospectus, any Supplementary Material and the Registration Statement (and each amendment or supplement thereto) the Company will allow the Agent to participate fully in the preparation of, and approve the form of the Preliminary Prospectus, the Final Prospectus, any Supplementary Material, and the Registration Statement (and each amendment or supplement thereto), and will allow the Agent to conduct all due diligence which they may require to conduct in order to fulfil their obligations and in order to enable them responsibly to execute the certificate required to be executed by them at the end of each of the Preliminary Prospectus, the Final Prospectus and any Supplementary Material;

(e)

All the information and statements to be contained in the Preliminary Prospectus, the Final Prospectus, any Supplementary Material and the Registration Statement (and each amendment or supplement thereto), will, at the respective dates of delivery thereof, constitute full, true and plain disclosure of all material facts relating to the Company and the Registrable Securities and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided that this representation is not intended to extend to information and statements included in reliance upon and in conformity with information furnished to the Corporation by or on behalf of the Agent specifically for use therein);

(f)

None of the Preliminary Prospectus, the Final Prospectus, any Supplementary Material nor the Registration Statement (and each amendment or supplement thereto), will contain a misrepresentation (provided that this representation is not intended to extend to information and statements included in reliance upon and in conformity with information furnished to the Company by or on behalf of the Agent specifically for use therein);

(g)	The Preliminary Prospectus, the Final Prospectus, and any Supplementary Material will contain the disclosure required by all requirements of the Securities Laws of the Qualifying Jurisdictions;

(h)	The Registration Statement (and each amendment or supplement thereto), will contain the disclosure required by all requirements of the Securities Laws of the United States;

(i)

The Company recognizes that it is fundamental to the Purchasers that the distribution of the Unit Shares and Warrants be qualified under the Final Prospectus and their resale be registered in the United States under the Registration Statement so that the Unit Shares, Warrants and Warrant Shares will be tradable in such Qualifying Provinces and in the United States without the necessity of the holder thereof filing a prospectus or effecting the trade in a manner which falls within one of the various private placement exemptions or exemptions from registration under applicable securities legislation or subject to any statutory or regulatory hold periods or trade restrictions in such Qualifying Provinces and in the United States (provided such trade is not a “control distribution” as defined by the applicable Securities Laws, or an “affiliate” as defined in Rule 144). The Company acknowledges that it is for this reason that the Company has agreed to use its commercially reasonable efforts to ensure that the Preliminary Prospectus and the Final Prospectus are to be filed with the Securities Regulators in the Qualifying Provinces and receipts are to be obtained therefore and the Registration Statement is to be filed with the SEC in the United States within the time periods contemplated by this Agreement.

7.                                      Delivery of Prospectuses

(a)                                  The Company shall deliver or cause to be delivered to the Agent and the Agent’s counsel the documents set out below at the respective times indicated:

(i)

prior to or contemporaneously, as nearly as practicable, with the filing with the Securities Regulators (i) in the Qualifying Provinces of the Preliminary Prospectus or of the Final Prospectus copies of the Preliminary Prospectus or of the Final Prospectus signed as required by applicable Securities Laws, and (ii) with the SEC of the Registration statement and all amendments thereto;

(ii)

as soon as they are available, copies of any Supplementary Material required to be filed under any of the Securities Laws in Canada and the United States, signed as required by applicable Securities Laws and including copies of any documents or information incorporated by reference therein which have not been previously delivered to the Agent;

(iii)

prior to filing the Final Prospectus upon the effectiveness of the Registration Statement, comfort letters from the auditors of the Company dated the date of the Final Prospectus and the Registration Statement and satisfactory in form and substance to the Agent, with respect to the financial and accounting information contained in or incorporated by reference into the Final Prospectus and the Registration Statement which comfort letter shall be based on a review by the auditors having a cut-off date of not more than two business days prior to the date of the comfort letter and shall be in addition to any comfort letter which must be filed with securities regulatory authorities pursuant to Securities Laws in Canada or the United States, as the case may be; and

(iv)

as soon as possible and, in any event, a date two Business Days following receipt of a decision document in respect of the Preliminary Prospectus and the Final Prospectus, without charge, shall print and deliver such number of commercial copies of the Preliminary Prospectus and the Final Prospectus as the Agent shall reasonably require.

(b)                               The delivery to the Agent of the Prospectus, or any Supplementary Material and the filing of the Registration Statement (or any amendment or supplement thereto) with the SEC shall constitute the representation and warranty of the Company to the Agent that, at the time of such delivery or filing, as the case may be:

(i)

such documents contain full, true and plain disclosure of all material facts relating to the Company and the Common Shares, and no material facts have been omitted therefrom which are necessary to make the statements therein not misleading in light of the circumstances in which they are made;

(ii)	such documents contain no misrepresentations; and

(iii)	such documents comply in all material respects with the Securities Laws in Canada and the United States;

provided, however, that the foregoing representations and warranties will not apply with respect to information and statements contained in the Prospectus or the Registration Statement or misrepresentations with respect thereto or omissions therefrom which relate solely to the Agent or information provided by the Agent.

8.                                  Closing Deliveries. The purchase and sale of the Subscription Receipts shall be completed at the Closing Time at the offices of the Company’s counsel, Fraser Milner Casgrain LLP, Toronto, Ontario at 9:00 a.m. (Toronto time), or at such other place as the Agent and the Company may agree upon in writing. At or prior to the Closing Time, the Company shall duly and validly deliver to the Agent certificates in definitive form representing the Subscription Receipts in the names of such Purchasers or as indicated on their respective Subscription Agreements, against payment to the Company of the Issue Price therefor, in lawful money of the United States. The Agent may discharge its payment obligations under this paragraph 8 by wire transfer from the Agent to the Company equal to 50% of the aggregate Issue Price for the Subscription Receipts less the Agent’s expenses, as set out in paragraph 11 hereto and less 50% of the Commission. At the direction of the Company, the Agent shall, by way of wire transfer, deposit the remaining 50% of the aggregate Issue Price in a trust account of the Transfer Agent as contemplated in the Subscription Receipt Agreement.

9.                                    Closing Conditions. Each Purchaser’s obligation to purchase the Subscription Receipts at the Closing Time shall be conditional upon the fulfilment at or before the Closing Time of the following conditions:

(a)                                   the Agent shall have received a certificate, dated as of the Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, or such other officers of the Company as the Agent may agree, certifying for and on behalf of the Company, to the best of their knowledge, information and belief, that:

(i)                                      no order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Company (including the Common Shares) has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened by any regulatory authority;

(ii)                                   the Company has duly complied with all the terms, covenants and conditions of this Agreement on its part to be complied with up to the Closing Time; and

(iii)                                there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Material Subsidiaries considered as a whole, whether or not arising in the ordinary course of business and the representations, warranties and covenants of the Company contained in this Agreement are true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated by this Agreement;

(b)                                   the Agent shall have received at the Closing Time certificates dated the Closing Date, signed by appropriate officers of the Company addressed to the Agent and their counsel, with respect to the articles and by-laws of the Company, all resolutions of the Company’s board of directors relating to this Agreement and the transactions contemplated hereby and thereby, the incumbency and specimen signatures of signing officers, the articles and by-laws of the Company and such other matters as the Agent may reasonably request;

(c)                                   the Agent shall have received at the Closing Time, evidence of all requisite approvals, consents and acceptances of the appropriate regulatory authorities required to be made or obtained by the Company in order to complete the Offering;

(d)                                   the Subscription Receipt Agreement, the Registration Rights Agreement, Warrant Indenture, the Subscription Agreements, the Subscription Receipt Certificates and the certificate representing the Compensation Option shall have been executed and delivered by the parties thereto in form and substance satisfactory to the Agent and their counsel, acting reasonably;

(e)                                  the Agent shall have received favourable legal opinions addressed to the Agent, and the Purchasers, in form and substance satisfactory to the Agent’s counsel acting reasonably, dated each applicable Closing Date, from Fraser Milner Casgrain LLP and Dufford & Brown, P.C., counsel for the Company and where appropriate, counsel in the other Selling Jurisdictions, which counsel in turn may rely, as to matters of fact, on certificates of auditors, public officials and officers of the Company in the Form of Exhibit B hereto;

(f)                                    the Agent shall have received good standing certificates or similar certificates with respect to the jurisdictions in which the Company and the Material Subsidiaries are incorporated;

(g)                                 the Agent shall, in its sole discretion, be satisfied with their due diligence review with respect to the business, assets, financial condition, affairs and prospects of the Company;

(h)                                  the Agent shall have received favourable legal opinions addressed to the Agent, the Purchasers and the Agent’s counsel in form and substance satisfactory to the Agent’s counsel, acting reasonably, dated the Closing Date from local counsel to the Company in the United States as to the title and ownership interest in the Tonkin Springs gold property;

(i)                                     the Company will cause its Transfer Agent to deliver a certificate as to the issued and outstanding Common Shares; and

(j)                                   the Agent shall have received a favourable legal opinion addressed to the Agent, the Purchasers and the Agent’ counsel, as to (i) the incorporation and subsistence of the Material Subsidiaries; (ii) the corporate power and authority of the Material Subsidiaries to carry on its business as presently carried on and to own its assets and property; and (iii) as to the registered ownership of the issued and outstanding shares of the Material Subsidiaries.

10.                                Rights of Termination

(a)                                  Due Diligence Out. In the event that the due diligence investigations performed by the Agent and/or their representatives reveals any material information or fact not generally known to the public which might, in the Agent’s sole opinion, acting reasonably, adversely affect the market price of the securities of the Company, quality of the investment or marketability of the Offering, the Agent shall be entitled, at its sole option and in accordance with subparagraph 10(h) of this Agreement, to terminate its obligations under this Agreement (and the obligations of the Purchasers arranged by it to purchase Subscription Receipts) by notice to that effect given to the Company any time prior to the Closing Time.

(b)                                  Litigation. If any inquiry, action, suit, investigation or proceeding, whether formal or informal, (including matters of regulatory transgression or unlawful conduct and including any inquiry or investigation by any Securities Regulator) is commenced, announced or threatened in relation to the Company or any of the officers or directors of the Company or any of its principal security holders, the Agent shall be entitled, at its sole option and in accordance with subparagraph 10(h) of this Agreement, to terminate its obligations under this Agreement (and the obligations of the Purchasers arranged by them to purchase Subscription Receipts) by notice to that effect given to the Company any time prior to the Closing Time.

(c)                                  Disaster Out. In the event that prior to the Closing Time, there should develop, occur or come into effect any action, state, or condition, including, without limitation, terrorism, accident, a new or change in any governmental law or regulation, or other condition or major financial occurrence of national or international consequence, which, in the sole opinion of the Agent materially adversely affects, or may adversely affect, the financial markets generally or the business, operations, affairs or profitability of the Company, or the trading, market price or value of the securities of the Company, the Agent shall be entitled at their sole option, in accordance with subparagraph 10(h) of this Agreement, to terminate its obligations under this Agreement (and the obligations of the Purchasers arranged by them to purchase Subscription Receipts) by written notice to that effect given to the Company prior to the Closing Time.

(d)                                  Change in Material Fact. In the event that prior to the Closing Time, the Agent or the Agent’ representatives, through their due diligence investigations, or otherwise discover or there should occur a material change or a change in any material fact or new material fact shall arise, which, in the sole opinion of the Agent has or could be expected to have a significant adverse effect on the market price or value of the securities of the Company, the Agent shall be entitled, at its sole option, in accordance with subparagraph 10(h), to terminate its obligations under this Agreement (and the obligations of the Purchasers arranged by it to purchase Subscription Receipts) by written notice to that effect given to the Company prior to the Closing Time.

(e)                                  Non-Compliance With Conditions. The Company agrees that all terms, conditions and covenants in this Agreement shall be construed as conditions and complied with so far as the same relate to acts to be performed or caused to be performed by the Company and that it will use its best efforts to cause such conditions to be complied with, and any breach or failure by the Company to comply with any of such conditions or in the event that any representation or warranty given by the Company becomes false and is not rectified as at the Closing Time, shall entitle the Agent, at its sole option in accordance with subparagraph 10(h), to terminate its obligations under this Agreement (and the obligations of the Purchasers arranged by it to purchase the Subscription Receipts) by notice to that effect given to the Company at or prior to the Closing Time. The Agent may waive, in whole or in part, or extend the time for compliance with, any terms and conditions without prejudice to its rights in respect of any other of such terms and conditions or any other or subsequent breach or non-compliance, provided that any such waiver or extension shall be binding upon the Agent only if the same is in writing and signed by it.

(f)                                    Cease Trade Order. In the event that a stop order exists with respect to the securities of the Company, the Agent shall be entitled, at its sole option, in accordance with subparagraph 10(h) of this Agreement, to terminate its obligations under this Agreement (and the obligations of the Purchasers arranged by it to purchase Subscription Receipts) by written notice to that effect given to the Company prior to the Closing Time.

(g)                                 Profitably Marketed. In the event that prior to the Closing Time, the state of the Canadian, U.S. or international financial markets is such that, in the sole opinion of the Agent, the Subscription Receipts cannot be profitably marketed, the Agent shall be entitled at its sole option, in accordance with subparagraph 10(h) of this Agreement, to terminate its obligations under this Agreement (and the obligations of the Purchasers arranged by them to purchase Special Warrants) by written notice to that effect given to the Company prior to the Closing Time.

(h)                                 Exercise of Termination Rights. The rights of termination contained in subparagraphs 10(a), (b), (c), (d), (e) (f) and (g) may be exercised by the Agent and are in addition to any other rights or remedies the Agent may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination by the Agent, there shall be no further liability on the part of the Agent to the Company or on the part of the Company to the Agent except in respect of any liability which may have arisen or may arise after such termination in respect of acts or omissions prior to such termination under sections 11 and 13.

11.                               Expenses. Whether or not the sale of the Subscription Receipts shall be completed, the Company will pay all reasonable expenses and fees in connection with the Offering, including, all reasonable expenses of or incidental to the issue, sale or distribution of the Subscription Receipts; the reasonable fees and expenses of the Company’s counsel, accountants and technical experts; all reasonable costs incurred in connection with the preparation of documents relating to the Offering and the Prospectus and Registration Statement (including printing and delivery costs associated therewith); all costs associated with listing the securities of the Company on the Toronto Stock Exchange; and all reasonable expenses and fees incurred by the Agent, which shall include the reasonable fees and disbursements of the Agent’s counsel. All reasonable fees and expenses incurred by the Agent or on their behalf including the fees of the Agent’s counsel shall be payable by the Company immediately upon receiving an invoice therefor.

12.                             Survival of Representations and Warranties. All terms, warranties, representations, covenants and agreements herein contained or contained in any documents submitted pursuant to this Agreement and in connection with the transactions herein contemplated shall survive the purchase and sale of the Subscription Receipts and continue in full force and effect for the benefit of the Agent and Purchasers and shall not be limited or prejudiced by any investigation made by or on behalf of the Agent in connection with the purchase and sale of the Subscription Receipts.

13.                             (a)                              Indemnity. The Company hereby agrees to indemnify and hold the Agent and/or any of its affiliates and the directors, officers, employees, shareholders and unitholders of the Agent (hereinafter referred to as the “Personnel”) harmless from and against any and all expenses, losses, claims, actions, damages or liabilities, whether joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims), and the reasonable fees and expenses of its counsel that may be incurred in advising with respect to and/or defending any claim that may be made against the Agent, to which the Agent and/or their Personnel may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Company by the Agent and their Personnel hereunder or otherwise in connection with the matters referred to in this Agreement, including any loss, claim, damage and expense arising out of any untrue statement of a material fact contained in the Registration Statement or the Prospectus or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

(i)                                     the Agent or their Personnel have been grossly negligent or dishonest or have committed any fraudulent act in the course of such performance;

(ii)                                  the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were directly caused by the gross negligence, dishonesty or fraud referred to in (i); and

(iii)                               the loss or expense was caused by failure of the Agent to comply with this Agreement or by a statement provided to the Company by the Agent in writing.

If for any reason (other than the occurrence of any of the events itemized in (i) and (ii) above), the foregoing indemnification is unavailable to the Agent or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by the Agent as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Agent on the other hand but also the relative fault of the Company and the Agent, as well as any relevant equitable considerations; provided that the Company shall, in any event, contribute to the amount paid or payable by the Agent as a result of such expense, loss, claim, damage or liability, any excess of such amount over the amount of the fees received by the Agent hereunder pursuant to this Agreement.

The Company agrees that in case any legal proceeding shall be brought against the Company and/or the Agent by any governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, shall investigate the Company and/or the Agent and any Personnel of the Agent shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Company by the Agent, the Agent shall have the right to employ their own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Agent for time spent by its Personnel in connection therewith) and out-of-pocket expenses incurred by its Personnel in connection therewith shall be paid by the Company as they occur.

Promptly after receipt of notice of the commencement of any legal proceeding against the Agent or any of its Personnel or after receipt of notice of the commencement of any investigation, which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Company, the Agent will notify the Company in writing of the commencement thereof and, throughout the course thereof, will provide copies of all relevant documentation to the Company, will keep the Company advised of the progress thereof and will discuss with the Company all significant actions proposed. The omission to so notify the Company shall not relieve the Company of any liability which the Company may have to the Agent except only to the extent that any such delay in giving or failure to give notice as herein required materially prejudices the defence of such action, suit, proceeding, claim or investigation or results in any material increase in the liability which the Company would otherwise have under this indemnity had the Agent not so delayed in giving or failed to give the notice required hereunder.

The Company shall be entitled, at its own expense, to participate in and, to the extent it may wish to do so, assume the defence thereof, provided such defence is conducted by experienced and competent counsel. Upon the Company notifying the Agent in writing of its election to assume the defence and retaining counsel, the Company shall not be liable to the Agent for any legal expenses subsequently incurred by them in connection with such defence. If such defence is assumed by the Company, the Company throughout the course thereof will provide copies of all relevant documentation to the Agent, will keep the Agent advised of the progress thereof and will discuss with the Agent all significant actions proposed.

Notwithstanding the foregoing paragraph, the Agent shall have the right, at the Company’s expense, to employ counsel of the Agent’ choice, in respect of the defence of any action, suit, proceeding, claim or investigation if: (i) the employment of such counsel has been authorized by the Company; or (ii) the Company has not assumed the defence and employed counsel therefor within a reasonable time after receiving notice of such action, suit, proceeding, claim or investigation; or (iii) counsel retained by the Company or the Agent have advised the Indemnified Party that representation of both parties by the same counsel would be inappropriate for any reason, including without limitation because there may be legal defences available to the Agent which are different from or in addition to those available to the Agent (in which event and to that extent, the Company shall not have the right to assume or direct the defence on the Agent’ behalf) or that there is a conflict of interest between the Company and the Agent or the subject matter of the action, suit, proceeding, claim or investigation may not fall within the indemnity set forth herein.

No admission of liability and no settlement of any action, suit, proceeding, claim or investigation shall be made without the consent of the Agent affected. No admission of liability shall be made and the Company shall not be liable for any settlement of any action, suit, proceeding, claim or investigation made without its consent.

The indemnity and contribution obligations of the Company shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to the Personnel of the Agent and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Agent and any of the Personnel of the Agent. The foregoing provisions shall survive the completion of professional services rendered under this Agreement or any termination of the authorization given.

(b)                                  Right of Indemnity in Favour of Others. With respect to any party who may be indemnified by section 13(a) above and is not a party to this Agreement, the Agent shall obtain and hold the rights and benefits of this section 13 in trust for and on behalf of such indemnified party.

14.                               Advertisements. The Company acknowledges that the Agent shall have the right, subject to clauses 1(a) and (c) of this Agreement, at its own expense, to place such advertisement or advertisements relating to the sale of the Subscription Receipts contemplated herein as the Agent may consider desirable or appropriate and as may be permitted by applicable law. The Company and the Agent each agree not to make or publish any advertisement in any media whatsoever relating to, or otherwise publicise, the transaction provided for herein so as to result in any exemption from the prospectus and registration requirements of Securities Laws in any of the Selling Jurisdictions or any other jurisdiction in which the Subscription Receipts shall be offered or sold being unavailable in respect of the sale of the Subscription Receipts to prospective purchasers.

15.                               Commission. In consideration of the services to be rendered by the Agent in connection with the Offering, the Company shall pay to the Agent a cash commission equal to 7.0% of the aggregate Issue Price (the “Commission”) and the Agent’s expenses and as set forth in section 11. The Company will also issue to the Agent a compensation option (the “Compensation Option”) exercisable, without payment of additional consideration, to acquire non-transferable broker warrants (the “Broker Warrants”) equal to 6.0% of the aggregate number of Subscription Receipts sold pursuant to the Offering. Each Broker Warrant will be exercisable to purchase one Unit at the Issue Price until 5:00 p.m. (Toronto time) on the date that is 18 months following the Closing Date. The Commission will be paid, and the Compensation Options will be issued, to the Agent as follows: (i) 50% of such amounts on the Closing Date; and (ii) the remaining 50% of such amounts upon the release of the Escrowed Funds to the Company.

16. Notices. Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a “notice”) shall be in writing addressed as follows:

(a)                                  in the case of the Company, to:

U.S. Gold Corporation

99 George Street

3rd Floor

Toronto, Ontario M5A 2N4

Attention:  Robert R. McEwen

Fax:  (647) 258-0408

with a copy to:

Fraser Milner Casgrain LLP

1 First Canadian Place

39th Floor

100 King Street West

Toronto, Ontario M5X 1B2

Attention:  Michael Melanson

Fax: (416) 863-4592

and to:

Dufford & Brown P.C.

1700 Broadway, Suite 2100

Denver, CO 80290-2101

Attention:  David Babiarz

Fax:  (303) 832-3804

(b)                             in the case of the Agent at:

GMP Securities L.P.

145 King Street West

Suite 1100

Toronto, Ontario M5H 1J8

Attention:  Mark Wellings

Fax:                         (416) 943-6160

with a copy to:

Cassels Brock & Blackwell LLP
2100 Scotia Plaza
40 King Street West
Toronto, Ontario M5H 3C2

Attention:  Chad Accursi
Fax:  (416) 642-7131

and to:

Dorsey & Whitney LLP
161 Bay Street, Suite 4310
Toronto, Ontario M5J 2S1

Attention:  Gil Cornblum
Fax:  (416) 367-7371

or to such other address as any of the parties may designate by notice given to the others.

Each notice shall be personally delivered to the addressee or sent by facsimile transmission to the addressee and (i) a notice which is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a notice which is sent by facsimile transmission shall be deemed to be given and received on the first Business Day following the day on which it is sent.

17.                               Time of the Essence. Time shall, in all respects, be of the essence hereof.

18.                               Headings. The headings contained herein are for convenience only and shall not affect the meaning or interpretation hereof.

19.                               Singular and Plural, etc. Where the context so requires, words importing the singular number include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.

20.                               Entire Agreement; No Advisory or Fiduciary Relationship.

(a)                                  This Agreement constitutes the only agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings. This Agreement may be amended or modified in any respect by written instrument only. All schedules attached to this Agreement are deemed to be part hereof and are hereby incorporated by reference.

(b)                                 The Company acknowledges and agrees that (a) the offer of Subscription Receipts pursuant to this Agreement, including the determination of the offering price of the Subscription Receipts and any related commissions, is an “arm’s length” commercial transaction between the Company and the Agent, (ii) in connection with the Offering contemplated hereby and the process leading to such transaction the Agent is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its shareholders, creditors, employees or any other party, (c) the Agent has not assumed or will assume an advisory or fiduciary responsibility in favour of the Company with respect to the Offering contemplated hereby and the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Company on other matters) and the Agent has no obligation to the Company with respect to the Offering contemplated hereby except the obligations expressly set forth herein, (iv) the Agent and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Agent has not provided any legal, accounting, regulatory or tax advice with respect to the Offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

21.                               Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

22.                               Governing Law; Attornment to Ontario. This Agreement shall be governed by and construed in accordance with the laws of Ontario and the laws of Canada applicable therein.

Any and all disputes arising under this Agency Agreement, whether as to interpretation, performance or otherwise, shall be subject to the exclusive jurisdiction of the courts of the Province of Ontario and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such province.

23.                               Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and enure to the benefit of the Company, the Agent and the Purchasers and their respective executors, heirs, successors and permitted assigns; provided that, except as provided herein, or in the Subscription Receipt Agreement or in the Subscription Agreements, this Agreement shall not be assignable by any party without the written consent of the others.

24.                               Further Assurances. Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

25.                               Effective Date. This Agreement is intended to and shall take effect as of the date first set forth above, notwithstanding its actual date of execution or delivery.

26.                               Language. The parties hereby acknowledge that they have expressly required this Agreement and all notices, statements of account and other documents required or permitted to be given or entered into pursuant hereto to be drawn up in the English language only. Les parties reconnaissent avoir expressément demandé que la présente Convention ainsi que tout avis, tout état de compte et tout autre document à être ou pouvant être donné ou conclu en vertu des dispositions des présentes, soient rédigés en langue anglaise seulement.

27.                               Counterparts and Facsimile. This Agreement may be executed in any number of counterparts and by facsimile, each of which so executed shall constitute an original and all of which taken together shall form one and the same agreement.

[intentionally blank]

If the Company is in agreement with the foregoing terms and conditions, please so indicate by executing a copy of this letter where indicated below and delivering the same to the Agent.

Yours very truly,

GMP SECURITIES L.P.

Per:
Authorized Signing Officer

GRIFFITHS McBURNEY CORP.

Per:
Authorized Signing Officer

The foregoing is hereby accepted on the terms and conditions therein set forth.

DATED as of February 22, 2006.

U.S. GOLD CORPORATION

Per:
Authorized Signing Officer

SCHEDULE “A”

Details of outstanding Convertible Securities

1

SCHEDULE “B”

Exceptions

(ii)                                                          The Company also owns an interest in:

(1)                                  Tonkin Springs Venture Limited Partnership, organized under the laws of Nevada; and

(2)                                  Tonkin Springs LLC, a limited liability company organized under the laws of the State of Delaware.

(vii)                                                   The Company anticipates an increase in the liability for reclamation obligation in accordance with SFAS 143 for internal estimates of costs and timing related to reclamation.

(xii)                                                     The Company has granted Robert McEwen registration rights.

(xiv)                                                 The Company entered into an agreement to pay certain distributions with French American Banking Corporation.

(xv)                                                    (i)                                     The Company received a Notice of Non-compliance from United States Bureau of Land Management dated December 27, 2005 regarding alleged deficiencies in closure plans, among other things.

(ii)                                  The Company received a Notice of Non-compliance from the Nevada Division of Environmental Protection dated April 18, 2005 regarding alleged deficiencies in closure plans, among other things.

(xxxiii)                                        The Company has received a Notice of Non-compliance from United States Bureau of Land Management dated December 27, 2005 regarding alleged deficiencies in closure plans, among other things.

2

EXHIBIT “A”

Registration Rights Agreement

3

EXHIBIT “B”

Form of legal opinions

4